UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2016

Analog Devices, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	1-7819	04-2348234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Technology Way, Norwood, MA		02062
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 329-4700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 19, 2016, Analog Devices, Inc. (the “Company”) announced that Richard Meaney, Senior Vice President, Industrial, Healthcare and Consumer Business Group, will leave the Company effective December 31, 2016 (the “Separation Date”). Rick D. Hess, who currently leads the Communications and Automotive business groups will assume leadership of the Industrial, Healthcare and Consumer business groups, previously run by Mr. Meaney. Mr. Meaney will remain an executive officer through October 29, 2016 and will serve as Special Advisor to the Chief Executive Officer through his Separation Date. As of his Separation Date, Mr. Meaney will receive (i) a payment equal to two years of his base salary and bonus at target, and (ii) continued coverage under the Company’s group health plans for 12 months following the Separation Date. In consideration of Mr. Meaney’s execution of a non-competition and non-solicitation agreement, as of his Separation Date, all outstanding stock options, restricted stock units and performance restricted stock units that were scheduled to vest on or before March 31, 2017, will accelerate and vest in full. The equity awards subject to performance-based vesting criteria will vest as if all applicable performance parameters had been met at target levels.

Item 8.01 Other Events.

On September 15, 2016, the Company voluntarily withdrew its filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”) relating to the proposed acquisition of Linear Technology Corporation (“Linear”) in order to provide the Federal Trade Commission with additional time to review the proposed acquisition. The Company resubmitted its HSR Act filing on September 19, 2016, commencing a new waiting period under the HSR Act. The Company and Linear continue to work cooperatively with the Federal Trade Commission staff in their review of the proposed transaction.

Important Additional Information Will Be Filed With The SEC

In connection with the proposed transaction, the Company and Linear have filed and will file relevant information with the Securities and Exchange Commission (the “SEC”), including a registration statement of the Company on Form S-4 (the “registration statement”) that includes a prospectus of the Company and a proxy statement of Linear (the “proxy statement/prospectus”). INVESTORS AND SECURITY HOLDERS OF LINEAR ARE URGED TO CAREFULLY READ THE ENTIRE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, LINEAR AND THE PROPOSED TRANSACTION. A definitive proxy statement/prospectus has been sent to Linear’s shareholders. The registration statement, proxy statement/prospectus and other documents filed by the Company with the SEC may be obtained free of charge at the Company’s website at www.analog.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from the Company by requesting them by mail at Analog Devices, Inc., One Technology Way, P.O. Box 9106, Norwood, MA 02062-9106, Attention Investor Relations, or by telephone at (781) 461-3282. The documents filed by Linear with the SEC may be obtained free of charge at Linear’s website at www.linear.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Linear by requesting them by mail at Linear Technology Corporation, 1630 McCarthy Blvd., Milpitas, CA, 95035-7417, Attention: Investor Relations, or by telephone at (408) 432-2407.

Participants in the Solicitation

Linear, the Company and certain of their directors, executive officers and employees may be deemed participants in the solicitation of proxies from Linear shareholders in connection with the proposed transaction. Information regarding the persons who may be deemed to be participants in the solicitation of

Linear shareholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement/prospectus filed with the SEC on September 16, 2016. Information about the directors and executive officers of the Company and their ownership of the Company common stock is set forth in the definitive proxy statement for the Company’s 2016 annual meeting of shareholders, as previously filed with the SEC on January 28, 2016. Information about the directors and executive officers of Linear and their ownership of Linear common stock is set forth in the proxy statement/prospectus that Linear filed with the SEC on September 16, 2016. Free copies of these documents may be obtained as described in the paragraphs above.

Non-Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2016	ANALOG DEVICES, INC.

	By:	/s/ Margaret K. Seif
Margaret K. Seif
Senior Vice President, Chief Legal Officer and Secretary